                                                                    EXHIBIT 10.3

                            SUBMANAGEMENT AGREEMENT

          THIS SUBMANAGEMENT AGREEMENT, entered into as of May 6, 1999, by and between FIC MANAGEMENT INC., a Delaware corporation ("Manager") and IMPAC
                                                      -------
FUNDING CORPORATION, a California corporation ("Submanager") and;
                                                ----------

                                  WITNESSETH:

          WHEREAS, the IMPAC Commercial Holdings, Inc. (the "Company") and
                                                             -------
Manager are parties to that certain Amended and Restated Management Agreement, dated as of the date hereof (the "Management Agreement");
                                  --------------------

          WHEREAS, pursuant to the Management Agreement, Manager has the right to subcontract to other parties certain obligations of Manager pursuant to the Management Agreement;

          NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree as follows:


          1.   Definitions.  Whenever used in this Agreement, the following
               -----------
terms, unless the context otherwise requires, shall have the following meanings:

               (a) "Affiliate" of any entity means (i) any person directly or indirectly owning, controlling or holding with power to vote, five percent (5%) or more of the outstanding voting securities of such entity; (ii) any person five percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such entity; (iii) any person directly or indirectly controlling, controlled by, or under common control with, such entity; or (iv) any officer, director, partner or employee of such entity or any person set forth in (i) - (iii) above. Any person who owns beneficially, either directly or through one or more controlled companies, more than twenty-five percent (25%) of the voting securities of any entity shall be presumed to control such entity. Any person who does not so own more than twenty-five percent (25%) of the voting securities of any entity shall be presumed not to control such entity. A natural person shall be presumed not to be a controlled entity.

               (b) "Code" means the Internal Revenue Code of 1986, as amended.

               (c) "Commercial Mortgages" mean commercial mortgage assets including condo-conversion, multi-family property and cooperative apartment mortgage loans on commercial real property such as industrial and warehouse properties, office buildings, retail space and shopping malls, hotels and motels, nursing homes, hospitals, congregate care facilities and senior living centers.

               (d) "Company" means Impac Commercial Holdings, Inc., a Maryland corporation.
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               (e) "GAAP" means generally accepted accounting principles, consistently applied.

               (f) "Governing Instruments" means, in the case of a corporation, the articles of incorporation or charter, as the case may be, and bylaws; in the case of a partnership, the agreement of partnership or limited partnership, as applicable, and, if applicable, the certificate of limited partnership; and in the case of a limited liability company, the certificate of limited liability company and the limited liability company operating agreement.

               (g) "Manager" means FIC Management Inc., a Delaware corporation.

               (h) "REIT" means a real estate investment trust, as defined under
Section 856 of the Code.

               (i) "Submanager" means Impac Funding Corporation, a California corporation.

          2.   Submanager's Responsibilities
               -----------------------------

               (a)  Submanager's Services:
                    ----------------------

               Subject to the supervision and approval of Manager, and subject further to the last paragraph of this Section 2(a), Submanager shall provide services to Manager on behalf of the Company as follows (collectively, the "Submanagement Services"):
 ----------------------

                    (i) at Manager's request and under Manager's supervision, provide all services reasonably necessary to consummate an orderly transition of the management services previously provided by Submanager to the Company as manager pursuant to a Management Agreement, dated as of August 4, 1997 between the Company and the Submanager

                    (ii) establish and maintain deposit accounts at banking institutions designated and/or approved by Manager (collectively, the "Deposit
                                                                       -------
Accounts"),  provide daily cash flow reports regarding funds in the Deposit
--------
Accounts, and disburse funds held in the Deposit Accounts as and when directed by Manager in writing; Submanager shall have no authority to disburse any funds held in the Deposit Accounts unless Manager has previously approved such disbursal and the amount thereof in writing;

                    (iii) maintain complete, accurate and separate books and records for the assets of the Company and the funds on deposit in the Deposit Accounts, the entries of which shall be supported by sufficient documentation to ascertain that said entries are properly and accurately maintained in accordance with Manager's financial information requirements, which books and records shall at all times be the property of Manager;

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

                    (iv) provide general ledger and cash flow updates of the funds on deposit in the Deposit Accounts on a daily basis; provide balance sheet and other financial statement updates, as requested by Manager, on a monthly and annual basis; all such financial statements shall be in a form reasonably satisfactory to Manager and shall be prepared in accordance with GAAP and such other methods of preparation as may be specified by Manager;

                    (v) furnish reports and statistical and economic research reasonably available from its records to Manager regarding the Company's activities and the services performed for the Company by Submanager;

                    (vi) coordinate outside legal services to ensure compliance with federal and state securities laws, regulations and rules applicable to the Company and/or the assets of the Company ("Applicable
                                                             ----------
Securities Requirements") and compile and prepare for execution and filing by
-----------------------
the Company forms 10Q and 10K and all other forms, registration statements, reports, returns and other compliance materials required by any Applicable Securities Requirements;

                    (vii)   monitor American Stock Exchange ("AMEX") listing
                                                              ----
requirements applicable to the Company as a company listed on AMEX and compile and prepare for execution and filing by the Company all forms, registration statements, reports, returns and other compliance materials required by AMEX;

                    (viii) forward promptly to Manager as and when received all communications received by Submanager from the holders of the equity and debt securities of the Company; Submanager agrees not to respond or initiate any such communications without specific instruction to do so from Manager;

                    (ix) be available to consult with the Manager regarding the historical activities in connection with acquisitions and potential dispositions of the assets which the Company holds on the date hereof, as and when needed by Manager; and

                    (x) provide accounting personnel (including the services of Richard Johnson, who is expected to devote substantial, but not exclusive time thereto) and consultation by other executive and administrative personnel, office space and services required in rendering services to Manager, including facilities and costs related therewith, technology, management information systems, human resource administration, general ledger accounts, accounts payable and other similar operational or administrative services; provided,
                                                                  --------
however, that Manager shall reimburse or cause the Company to reimburse
-------
Submanager for the actual human resource administration cost of persons in excess of 20 persons on the payroll of the Company.

          Submanager and Manager agree that (w) Submanager shall only undertake such Submanagement Services as are specifically requested by Manager, (x) the services to be provided by Submanager hereunder shall in no event be broader than those services which are to be provided by Manager to the Company under the Management Agreement as in effect as of the date hereof and which are delegated to Submanager hereunder, (y) in no event shall Submanager be obligated to provide legal services through its own employees to Manager on behalf of the Company, and (z) Submanger shall at all times keep Manager informed of the specific Submanager Services being performed by Submanager. Additionally, Manager and Submanager agree that Submanager shall procure that the cost of goods and services provided by third parties (who are not Affiliates of Submanager, except in the case of an Affiliate of the Manager which provides human resources administration services with respect to persons in excess of 20 persons on the payroll of the Company, as to the cost of such excess services) in connection with Submanager's performance of its duties hereunder shall be billed directly to the Company by the applicable providers.

               (b)  Employees; Independent Contractor
                    ---------------------------------

                    (i) Submanager shall have in its employ at all times a sufficient number of capable employees to properly, adequately, safely and economically perform the Submanagement Services. All employees shall be available to Manager as and when needed for advice and consultation. All matters pertaining to the employment, supervision, compensation, promotion and discharge of such employees are the responsibility of Submanager , which is and shall remain in all respects the employer of such employees. Submanager shall use reasonable care in the selection of such employees. Submanager shall comply with all applicable laws and regulations having to do with workers' compensation, social security, unemployment insurance, hours of labor, wages, working conditions and other employer-employee related subjects.

                    (ii) This Agreement is not one of agency by Submanager for Manager or the Company, but one with Submanager engaged independently in the business of performing the Submanagement Services on its own behalf as an independent contractor. Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture or any other relationship between Submanager and Manager except as expressly set forth in this Agreement. Submanager's authority is limited to performing the Submanagement Services in accordance with the terms of this Agreement. Submanager shall have no authority to execute any contract or agreement for or on behalf of Manager or the Company and is not granted any right or authority to assume or create any liabilities or make any representation, covenant, agreement or warranty, express or whatsoever, and Submanager shall inform each party with whom it is dealing that it has no authority to bind Manager or the Company in any respect or make any representation binding on Manager or the Company.

          3.   Records.  Submanager shall maintain appropriate books of account
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and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by officers of Manager and the Company, any Affiliates or subsidiaries thereof and any auditors retained by Manager or the Company, at any time during normal business hours. Submanager agrees to keep confidential any and all information it obtains from time to time in connection with the services it renders hereunder and shall not disclose any portion thereof to third parties which are not Affiliates of the Company or Manager or Submanager, except with the prior written consent of the Company and Manager.

          4.   Obligations of Submanager.  Anything else in this Agreement to
               -------------------------
the contrary notwithstanding, Submanager shall refrain from any action which in its reasonable judgment made in good faith (i) would adversely affect the status of the Company and any subsidiary of the Company as a REIT; (ii) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company and such subsidiary; or (iii) which would otherwise not be permitted by the Company's or its subsidiary's Governing Instruments.

          5.   Compensation.  Submanager shall receive as its sole and exclusive
               ------------
compensation hereunder, the annual sum of $250,000 (the "Management Fee"),
                                                         --------------
payable in sixty (60) days in arrears, in equal monthly installments on the first business day of each calendar month during the Term or the extension thereof. The first installments of the Management Fee shall be paid by Manager on July 1, 1999. The Management Fee shall be prorated in the event the Term begins or ends on a date other than the first or last day, respectively, of a calendar month. In no event shall Submanager be entitled to reimbursement of any expenses incurred in connection with this Agreement or the performance of the Submanagement Services.

          6.   Limits of Submanager Responsibility.  (a) Submanager assumes no
               -----------------------------------
responsibility under this Agreement other than to render the services called for hereunder in good faith and shall not be responsible for any action of Manager or the Company in following or declining to follow any advice or recommendations of Submanager. Submanager and its directors, officers, shareholders, members and employees will not be liable to the Company or Manager, any subsidiary of thereof, the members of the board of directors of the Company or the Company's or its subsidiary's stockholders, for any acts performed by Submanager or its directors, officers, shareholders, members and employees in accordance with this Agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties. Manager shall reimburse, indemnify and hold harmless Submanager and its shareholders, directors, officers, members and employees from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever in respect of or arising from any acts or omissions of Submanager and its shareholders, directors, officers, members and employees made in good faith in the performance of Submanager's duties under this Agreement and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties.

               (b) Submanager shall reimburse, indemnify and hold harmless Manager and Company, any subsidiaries thereof, or any of their stockholders, directors, officers and employees, from any and all expenses, losses, damages, liabilities, demands, charges and claims (including, without limitation, reasonable attorneys fees and disbursements) arising out of (x) any willful and intentional misstatements of fact made by Submanager in connection with this Agreement and the services to be rendered hereunder, or (y) any act or omission constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties hereunder.

          7.   Term.  This Agreement shall continue in force from the date
               ----
hereof until December 3l, 1999 (the "Term") and thereafter it may be extended
                                     ----
for a single additional one year period to expire on December 31, 2000 by the mutual agreement of Submanager and Manager. The extension shall be executed in writing by both parties hereto before the expiration of this Agreement.

          8.   Termination for Cause.  This Agreement, or the extension hereof,
               ---------------------
may be terminated by either party for cause immediately upon written notice. Grounds for termination for cause will occur with respect to a party if:

               (a) Such party shall have violated any material provision of this Agreement and, after written notice of such violation, shall not cure such default within 30 days; or

               (b) There is entered an order for relief or similar decree or order with respect to such party by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws as now or hereafter constituted or under any applicable federal or state bankruptcy, insolvency or other similar laws; or such party (A) ceases or admits in writing its inability to pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, creditors; (B) applies for, or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of such party or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against such party and continue undismissed for 60 days; (C) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or authorizes such application or consent, or proceedings to such end are instituted against such party without such authorization, application or consent and are approved as properly instituted and remain undismissed for 30 days or results in adjudication of bankruptcy or insolvency; or (D) permits or suffer all or any substantial part of its properties or assets to be sequestered or attached by court order and the order remains undismissed for 60 days; or

               (c) The Management Agreement is terminated for whatever reason.

          Each party agrees that if any of the events specified in this Section 8 shall occur, it will give prompt written notice thereof to the other party after the happening of such event.

          In addition to the foregoing, grounds for termination for cause will occur with respect to Submanager if Submanager has engaged in bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties hereunder.

          If this Agreement is terminated pursuant to this Section, such termination shall be without any further liability or obligation of either party to the other, except that Management Fee shall be terminated as of the date of such termination and Manager shall pay to Submanager any portion of the Management Fee earned by Submanager but unpaid by Manager through the date of termination, at the times specified in Section 5 hereof.

          9.   Termination Without Cause.  (a) Manager may terminate this
               -------------------------
Agreement without cause upon 30 days' prior written notice.

               (b) Submanager may terminate this Agreement without cause, upon 90 days' prior written notice to Manager, such notice not to be delivered prior to January 1, 2000.

               (c) If this Agreement is terminated pursuant to this Section 9, such termination shall be without any further liability or obligation of either party to the other, except that (x) if the termination shall occur during the initial Term hereof, Manager shall pay to Submanager the remaining unpaid portion of the Management Fee that would have been earned by Submanager through December 31, 1999 at the times specified in Section 5 as if this Agreement had not been terminated and (y) if the termination shall occur during the extension Term hereof, the Management Fee shall be pro-rated as of the date of such termination and Manager shall pay to Submanager any portion of the Management Fee earned by Submanager but unpaid by Manager through the date of termination at the times specified in Section 5 of this Agreement.

          10.  Assignment.
               ----------

               (a) This Agreement shall terminate automatically in the event of its assignment, in whole or in part, by Submanager, unless such assignment (whether by operation of law, merger or consolidation) (i) is consented to in writing by Manager, in its sole discretion or (ii) is to an Affiliate of Submanager or to an entity which is the successor to substantially all of the assets and operations of Submanager. In no event shall Submanager be permitted to subcontract all or any portion of it obligations pursuant to this Agreement, other than to an Affiliate, unless consented to in writing by Manager.

               (b) Manager shall be permitted to assign this Agreement without the consent of Submanager to any transferee of the Manager's interest in the Management Agreement.

          11.  Action Upon Termination.  From and after the effective  date  of
               -----------------------
termination of this Agreement, pursuant to Sections 8 or 9 hereof, Submanager shall forthwith upon such termination deliver to Manager all property and copies of material documents, corporate records, reports and software with respect to the Company or any subsidiary of the Company then in the custody of Submanager, to the extent not previously delivered to Manager.

          12.  Representations and Warranties.
               ------------------------------

               (a) Manager hereby represents and warrants to Submanager as follows:

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

                    (i)     Corporate Existence. Manager is a corporation duly
                            -------------------
organized, validly existing and in good standing under the laws of Delaware, has the power to own its assets and to transact the business in which it is now engaged and is duly qualified as a corporation and in good standing under the laws of such jurisdictions where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of Manager and its subsidiaries, taken as a whole.

                    (ii)    Corporate Power; Authorization; Enforceable
                            -----------------------------------------
Obligations.  Manager has the power, authority and legal right to execute,
-----------
deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitation, stockholders and creditors of Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of Manager, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of Manager enforceable against Manager in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws now or hereafter in effect relating to the rights and remedies of creditors generally, and general principles of equity.

                    (iii)   No Legal Bar to This Agreement.  The execution,
                            ------------------------------
delivery and performance of this Agreement and the documents or instruments required hereunder, will not violate any provision of any existing law or regulation binding on Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on Manager, or the Governing Instruments of, or any securities issued by Manager or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Manager is a party or by which Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of Manager and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

               (b) Submanager hereby represents and warrants to the Company as follows:

                    (i)     Corporate Existence. Submanager is a corporation
                            -------------------
duly organized, validly existing and in good standing under the laws of California, has the power to own itsassets and to transact the business in which it is now engaged and is duly qualified as a foreign limited liability company and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of Submanager and its subsidiaries, taken as a whole.

                    (ii)    Company Power; Authorization; Enforceable
                            -----------------------------------------
Obligations. Submanager has the power, authority and legal right to execute,
-----------
deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof and its execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitations, shareholders and creditors of Submanager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by Submanager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of Submanager, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of Submanager enforceable against Submanager in accordance with its terms.

                    (iii)   No Legal Bar to This Agreement.  The execution,
                            ------------------------------
delivery and performance of this Agreement and the documents or instruments required hereunder, will not violate any provision of any existing law or regulation binding on Submanager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on Submanager, or the Governing Instruments of, or any securities issued by Submanager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Submanager is a party or by which Submanager or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of Submanager and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provision of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

          13.  Notices.  All notices, requests, demands and other communications
               -------
provided for hereunder shall be in writing (including telegraphic or facsimile communications) and shall be mailed (return receipt requested), telegraphed, sent by facsimile, overnight courier or hand delivered to each party at the address set forth as follows, or at such other address as either party may designate by notice to the others, and any such notice, request, demand or other communication shall be effective upon receipt:

               Manager:

                    FIC Management Inc.
                    1301 Avenue of the Americas
                    New York, New York 10119
                    Telephone:      (212) 798-6110
                    Facsimile:      (212) 798-6122
                    Attention:      Randal A. Nardone
                                    Chief Operating Officer and Secretary


               Submanager

                    Impac Funding Corporation
                    1401 Dove Street
                    Newport Beach, California 92660
                    Telephone:      (949) 475-3942
                    Facsimile:      (949) 475-3967
                    Attention:      Ronald Morrison, Esq.

          Either party may at any time give notice in writing to the other party of a change of its address for the purpose of this Section 13.

          14.  Amendments.  This Agreement shall not be amended, changed,
               ----------
modified, terminated or discharged in whole or in part except by an instrument in writing signed by all parties hereto, or their respective successors or permitted assigns, or otherwise as provided herein. The parties hereto agree that in no event shall an oral modification of this Agreement be enforceable or valid.

          15.  Successors and Assigns.  This Agreement sha1l become effective
               ----------------------
when it is executed by all parties and thereafter shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

          16.  Attorneys' Fees.  In the event that any party shall bring an
               ---------------
action or proceeding in connection with the performance, breach or interpretation hereof, then the prevailing party in such action as determined by the court or other body having jurisdiction shall be entitled to recover from the losing party in such action, as determined by the court or other body having jurisdiction, all reasonable costs and expense of litigation or arbitration, including reasonable attorneys' fees, court costs, costs of investigation and other costs reasonably related to such proceeding.

          17.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND
               -------------
INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE

OF CALIFORNIA (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW). Any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of California or of the United States of America located in the county of Orange County, California, and, by execution and delivery of this Agreement, Submanager hereby accepts for itself and in re spect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. Submanager irrevocably consents to the service of pro cess out of any of the aforementioned courts in any such action or proceeding by the hand delivery, or mailing of copies thereof by registered or certified mail, postage prepaid, to Submanager at its address set forth below. Submanager hereby irrevocably waives, to the extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives, to the extent permitted by appli cable law, and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of Manager to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Submanager in any other jurisdiction.

          18.  Headings and Cross References.  The section headings hereof have
               -----------------------------
been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement. Any reference in this Agreement to a "Section" or "Subsection" shall be construed, respectively, as referring to a section of this Agreement or a subsection of a section of this Agreement.

          19.  Severability.  The invalidity or unenforceability of any
               ------------
provision of this Agreement shall not affect the validity of any other provision, and all other provisions shall remain in full force and effect.

          20.  Entire Agreement.  This Agreement contains the entire agreement
               ----------------
of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth otherwise herein. This Agreement supersedes any and all prior agreements, written or oral, between the parties hereto.

          21.  Waiver.  Any forbearance by a party to this Agreement in
               ------
exercising any right or remedy under this Agreement or otherwise afforded by applicable law shall not by a waiver of or preclude the exercise of that or any other right or remedy.

          22.    Waiver of Trial by Jury.  The respective parties hereto shall
                 -----------------------
and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Agreement or the relationship of Manager and Submanager.

          23.  Execution in Counterparts.  This Agreement may be executed in one
               -------------------------
or more counterparts, any of which shall constitute an original as against any party whose signature appears on it, and all of which shall together constitute a single instrument. This Agreement shall become binding when one or more counterpart, individually or taken together, bear the signatures of both parties.

          24.  Arbitration.
               -----------

                    (a) Each controversy, dispute or claim between the parties arising out of or relating to this Agreement, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to this Agreement gives written notice to the other that a controversy, dispute or claim exists), will be settled by binding arbitration in Orange County, California in accordance with the rules of the American Arbitration Association, which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim, and the parties hereto waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than as provided in
Section 17 (the "Court"). Any decision rendered by the arbitrator and such arbitration will be final, binding and conclusive, subject to Section 24(c).

                    (b) Except as expressly set forth in this Agreement, the arbitrator shall determine the manner in which the proceeding is conducted, including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the proceeding. All proceedings and hearings conducted before the arbitrator, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the arbitrator. The party making such a request shall have the obligation to arrange for any pay for the court reporter. The costs of the court reporter shall be borne equally by the parties.

                    (c) The arbitrator shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The arbitrator shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The arbitrator shall issue a single judgment at the close of the proceeding which shall dispose of all of the claims of the parties that are the subject of the proceeding. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the arbitrator. The parties hereto expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a proceeding governed under this provision.

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                                       12

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the day and year first above written.

                              IMPAC FUNDING CORPORATION


                              By: /s/Joseph R. Tomkinson
                                      Name: Joseph R. Tomkinson
                                      Title:  Chief Executive Officer


                              FIC MANAGEMENT INC.



                              By:/s/Randal A. Nardone
                                     Name: Randal A. Nardone
                                     Title:  Chief Operating Officer and
                                             Secretary